UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

UPC Financing Partnership (the “Facility AQ Borrower”) and UPC Broadband Holding B.V. (the “Company”) have entered into the financing described below by way of an additional facility drawn under the €1,072.0 million credit agreement originally dated January 16, 2004 as amended from time to time (the “Credit Agreement”). The Facility AQ Borrower is a direct subsidiary of UPC Holding B.V. and UPC Holding B.V. is an indirect subsidiary of Liberty Global plc.

On June 21, 2017, the Facility AQ Borrower, certain other Obligors (as defined in the Credit Agreement) and The Bank of Nova Scotia as facility agent entered into a €600.0 million ($670.1 million at the June 21, 2017 exchange rate) additional facility accession agreement (the “AQ Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AQ Accession Agreement, certain lenders have agreed to provide a €600.0 million term loan facility (“Facility AQ”) to the Facility AQ Borrower. The final maturity date for Facility AQ will be June 15, 2029. Facility AQ will bear interest at a fixed rate of 3.625%.

The net proceeds of such advances under Facility AQ were used to prepay in full the Facility AO Advance (as defined in the Additional Facility AO Accession Agreement) outstanding under the €600.0 million additional facility accession agreement dated November 23, 2016 and entered into between the Facility AO Borrower and the Additional Facility AO Lender (as defined therein).

The AQ Accession Agreement provides that the lenders under Facility AQ consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AQ Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of the Company.

The foregoing descriptions of Facility AQ and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AQ Accession Agreement, a copy of which is attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility AQ Accession Agreement dated June 21, 2017 and entered into between, among others, UPC Financing Partnership, UPC Broadband Holding B.V. and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 27, 2017

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